Exhibit 99.1

Bright Mountain Media Announces Release of Podcast Interview with The Wall Street Resource

Boca Raton, FL, July 9, 2020 — Bright Mountain Media, Inc. (OTCQB: BMTM) (“Bright Mountain Media” or the “Company”), an end-to-end digital media and advertising services platform, today announced the release of a podcast interview conducted by President Greg Peters, with Jeff Kone from The Wall Street Resource.

In the podcast, Greg Peters provides a corporate overview and discusses how Bright Mountain Media’s differentiated platform company model more efficiently connects brands and consumers through a proprietary ad delivery platform.

Access Link: https://thewallstreetresource.com/webcasts/

For more information on The Wall Street Resource, please contact interviewer Jeff Kone at info@thewallstreetresource.com.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include the Bright Mountain, LLC ad network, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to close the proposed acquisition of Inform, Inc., any the realization of any expected benefits from such transaction if closed. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us